CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of J.P. Morgan Exchange-Traded Fund Trust of our report dated April 28, 2020, relating to the financial statements and financial highlights, which appears in JPMorgan BetaBuilders MSCI US REIT ETF’s Annual Report on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 25, 2020